UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 27, 2017
(Date of earliest event reported)

POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)

(713) 944-6900
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                 Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 27, 2017, Powell Industries, Inc., a Delaware corporation (the "Company"), together with certain of its direct subsidiaries, entered into the Third Amendment of their Credit Agreement (the "Third Amendment"), which amends the Company's Credit Agreement with Bank of America, N.A., as administrative agent (the "Administrative Agent"), dated December 31, 2013 (as amended by that certain First Amendment to Credit Agreement dated as of March 28, 2014 and that certain Second Amendment to Credit Agreement dated as of December 31, 2014). The Third Amendment is effective April 1, 2017.

The Third Amendment, among other things, (i) amends the definition of Applicable Rate by (a) removing Pricing Level 3, (b) providing that Pricing Level I shall apply whenever a Cash Collateral Period (described below) is in effect and that Pricing Level II shall apply whenever no Cash Collateral Period is in effect, (c) decreasing the Letter of Credit Fee percentage for Pricing Level I from 1.00% to 0.875% and (d) increasing the Commitment Fee percentage for both Pricing Level I and Pricing Level II from 0.1875% to 0.20%; (ii) extends the Maturity Date from December 2018 to June 2022; (iii) adds a new requirement for the Company to maintain, during any Cash Collateral Period, a cash balance in a pledged cash collateral account equal to at least 102% of the Outstanding Amount of Revolving Loans and Letter of Credit Obligations and (iv) modifies the Financial Covenants by, among other things, requiring that, during any Cash Collateral Period, the Consolidated Current Ratio be no less than 1.10 to 1.0. The Company’s ability to pay dividends remains subject to financial covenant restrictions.

Generally, a Cash Collateral Period under the Third Amendment means each fiscal quarter during which the Company has pledged its cash collateral account to the Administrative Agent. The initial Cash Collateral Period is deemed to have commenced as of April 1, 2017 (although the Company's initial obligation to cause its cash collateral account to meet the applicable funding requirements commenced on June 27, 2017). A Cash Collateral Period will terminate on the last day of the fiscal quarter in which the Company satisfies the Level II Pricing Covenants set forth in the Third Amendment for two consecutive fiscal quarters (commencing no earlier than the two consecutive fiscal quarters ending September 30, 2017 and December 31, 2017), provided that at any time the Company is not in compliance with the Level II Pricing Covenants, a Cash Collateral Period will begin.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished as part of this Report.

Exhibit Number	Description
10.1	Third Amendment to Amended Credit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
POWELL INDUSTRIES, INC.

Date: June 30, 2017        By: /s/ DON R. MADISON
         Don R. Madison
         Executive Vice President
Chief Financial and Administrative Officer
(Principal Financial Officer)